Exhibit 77(c)


NAME OF REGISTRANT:
Templeton Russia and East European Fund, Inc.
File No. 811-08788

EXHIBIT ITEM No. 77(c): MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS



                  TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC.

At the Annual Meeting of Shareholders of Templeton Russia and East European Fund, Inc. (the "Fund") was held at the Fund's offices, 500 East Broward Blvd., Fort Lauderdale, Florida on August 25, 2006. The purpose of the meeting was to elect six Directors of the Fund. At the meeting, the following persons were elected by the shareholders to serve as Director of the Fund: Harmon E. Burns, Frank J. Crothers, Gordon S. Macklin, David W. Niemiec, Larry D. Thomspon and Robert E. Wade.* No other business was transacted at the meeting.

The results of the voting at the Annual Meeting are as follow:

The election of six (6) Directors:


                                   % OF        % OF                   % OF         % OF
                                 OUTSTANDING   VOTED                OUTSTANDING    VOTED
TERM EXPIRING 2009:      FOR       SHARES      SHARES    WITHHELD    SHARES       SHARES
-----------------------------------------------------------------------------------------------
Harmon E. Burns       4,527,642    83.23%      98.81%    54,444       1.00%       1.19%
Frank J. Crothers     4,528,588    83.24%      98.83%    53,498       0.98%       1.17%
Gordon S. Macklin     4,524,144    83.16%      98.74%    57,942       1.07%       1.26%
David W. Niemiec      4,528,232    83.24%      98.82%    53,854       0.99%       1.18%


                                   % OF        % OF                   % OF         % OF
                                 OUTSTANDING   VOTED                OUTSTANDING    VOTED
TERM EXPIRING 2008:      FOR       SHARES      SHARES    WITHHELD    SHARES       SHARES
-----------------------------------------------------------------------------------------------
Larry D. Thompson     4,531,184    83.29%      98.89%    50,902       0.94%       1.11%


                                   % OF        % OF                   % OF         % OF
                                 OUTSTANDING   VOTED                OUTSTANDING    VOTED
TERM EXPIRING 2007:      FOR       SHARES      SHARES    WITHHELD    SHARES       SHARES
-----------------------------------------------------------------------------------------------
Robert E. Wade        4,531,384    83.29%      98.89%    50,702       0.93%       1.11%


* Harris J. Ashton, S. Joseph Fortunato, Edith E. Holiday, Frank A. Olson and Constantine D. Tseretopoulos currently serve as Independent Directors. Charles
B. Johnson currently served as Interested Directors. Their terms of office continued after the annual meeting of shareholders.